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                                                                    EXHIBIT 11.1

                              BIG CITY RADIO, INC.

                       COMPUTATION OF EARNINGS PER SHARE

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                                                                                 YEAR ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                           1996           1997           1998
                                                                       -------------  -------------  -------------
Net loss.............................................................  $  (3,098,000)   (16,918,000)   (17,449,000)
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Weighted average number of shares outstanding--basic: Weighted
  average number of common shares outstanding........................      8,024,000      9,539,000     14,026,000
Dilutive effect of stock options after application of treasury stock
  method.............................................................             --             --             --
                                                                       -------------  -------------  -------------
Weighted average number of shares outstanding........................      8,024,000      9,539,000     14,026,000
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Net loss per share:
  Basic and dilutive.................................................  $        (.39)         (1.77)         (1.24)
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